Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Paul C. Hudson, President/CEO
Alvin D. Kang, CFO
(323) 634-1700
www.broadwayfed.com

BROADWAY FINANCIAL CORPORATION ANNOUNCES

SECOND QUARTER DIVIDEND

LOS ANGELES, CA – (BUSINESS WIRE) – June 21, 2004 – Broadway Financial Corporation (“Company”) (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), today announced that its Board of Directors approved an increase of $0.0125 per share in the quarterly cash dividend for the quarter ended June 30, 2004. The second quarter cash dividend of five cents ($0.05) per share on the Company’s Common Stock is payable on July 31, 2004 to stockholders of record as of July 5, 2004.

The Bank is a community-oriented savings bank, which primarily originates residential mortgage loans in the Los Angeles geographic areas known as Mid-City and South Central. The Bank operates four full service branches, three in the city of Los Angeles, and one in the nearby city of Inglewood, California. Shareholders, analysts and others seeking information about the Company or the Bank are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.